Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600  *  Tampa, FL  33607  *  (813) 283-7000   *   (813) 283-7001

NEWS RELEASE

CONTACT:	Kim Francis
Director of Communications
Checkers Drive-In Restaurants, Inc.
813/283-7078
francisk@checkers.com

Checkers®/Rally’s® Celebrates 20 Years with Free Famous Fries
Anniversary Marks Reinvigorated QSR Concepts with 20-Years-Young Attitude

TAMPA, FL – November 15, 2005 – Checkers Drive-In Restaurants, Inc. (NASDAQ: CHKR), the nation’s largest double drive-thru chain, today announced that it is celebrating the 20th anniversary of its Checkers® and Rally’s® double drive-thru brands. The anniversary of Checkers/Rally’s marks the chain’s development as a proven QSR concept that offers a youthful, fun brand attitude for guests.

To celebrate its 20th anniversary, participating Checkers/Rally’s restaurants will offer free fries to every guest on Sunday, November 20th, 2005.*

“Our 20th anniversary marks two important landmarks in the history of our Company,” said Keith E. Sirois, President and CEO, Checkers Drive-In Restaurants, Inc. “For our investors, franchisees and future franchise prospects, our 20 year anniversary means that Checkers/Rally’s is a proven concept with a solid operational platform and significant brand awareness; all of which make a quick service restaurants successful.”

“For our guests,” Sirois continued, “we are proud to be 20 years young. Our marketing campaigns and promotional offers, such as our award-winning You Gotta Eat!® campaign, our status as the Official Burger of NASCAR®, and our limited time offers like our Jim Beam Double Cheddarburgers, keep Checkers/Rally’s top-of-mind as a fun, relevant concept for our guests.”

Also on November 20th, Checkers is celebrating the final race of the Nextel Cup Series. At that race, Checkers is bringing the Florida v. Florida State rivalry from the gridiron to the speedway by sponsoring a No. 10 Florida State Seminoles® Chevrolet to race against the No. 45 Florida Gator® Dodge at Homestead-Miami Speedway. Fans can watch this “race within a race” live on NBC at 3 p.m. (EST), just one week before the classic interstate football rivalry.

Our History

•	Rally’s was founded in 1985 in Louisville, Kentucky, and went public in 1989

•	Checkers was founded in 1986 in Mobile, Alabama, and went public in 1991, trading under NASDAQ ticker CHKR, after growing into an 85-store chain throughout nine southeastern states

•	The two brands merged in 1999 under Checkers Drive-In Restaurants, Inc., expanding the Company into the Midwest and out to the West Coast

Recent Events

•	Oct. 2005: Rally’s named Best Drive-Thru in America 2005 by QSR Magazine

•	Oct. 2005: Checkers Drive-In Restaurants, Inc. reports positive Company same store sales for the 18th of 19 past quarters

•	Sept. 2005: Checkers announces entry into Wisconsin market with new franchisee

•	Aug. 2005: Checkers announces deal to develop Minnesota

•	June 2005: Checkers wins American Business Award for Best Human Resources Organization

•	May 2005: Checkers announces plans for Atlanta-area expansion

•	March 2005: Checkers receives the Hot Again Award for its sizzling business performance from Nation’s Restaurant News

•	Feb. 2005: Checkers/Rally’s signs on as Official Burger and Drive-Thru Restaurant of NASCAR

•	Feb. 2005: Checkers Drive-In Restaurants, Inc. opens day of trading at the NASDAQ

*One free small fry to every guest at all Company restaurants and select participating franchised locations. No purchase necessary. Limit one small fry per guest.

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. (http://www.checkers.com) is the largest double drive-thru restaurant chain in the United States. The Company develops, owns, operates and franchises quick-service Checkers and Rally’s double drive-thru restaurants. In 2005, Checkers/Rally’s was awarded two of the industry’s most coveted recognitions: Best Drive-Thru in America 2005 in the QSR Drive-Thru Study for Rally’s, and Nation’s Restaurant News Hot! Again Award for Checkers’ sizzling business performance. Checkers/Rally’s is the Official Burger and Drive-Thru Restaurant of NASCAR.

Except for historical information, this announcement contains “forward-looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995.